UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iSHARES® GOLD TRUST MICRO
(Exact name of registrant as specified in its charter)

New York (State of incorporation or organization)	83-6527686 (I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC
400 Howard Street, San Francisco, CA 94105
Attn: Product Management Team,
iShares Product Research & Development
(415) 670-2000
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Shares of iShares Gold Trust Micro	Name of each exchange on which each class is to be registered NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-253614

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Shares of the Registrant to be registered hereunder is set forth in Amendment No. 2 to the Registrant's Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (the "Commission") (EDGAR Accession No. 0001437749-21-015152) on June 21, 2021 (Securities Act File Number 333-253614), which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

1	Seed Capital Investor Agreement, incorporated by reference to Exhibit 1.1 to the Registration Statement filed with the Commission on June 21, 2021

2.	Depositary Trust Agreement, incorporated by reference to Exhibit 4.1 to the Registration Statement filed with the Commission on June 21, 2021.

3.	Standard Terms for Authorized Participant Agreements, incorporated by reference to Exhibit 4.2 to the Registration Statement filed with the Commission on June 21, 2021.

4.

Creation and Redemption Procedures, incorporated by reference to Schedule 1 attached to the Custodian Agreement filed with the Commission as Exhibit 10.1 to the Registration Statement filed with the Commission on June 21, 2021.

5.

Form of Certificate representing the Shares, incorporated by reference to Exhibit A attached to the Depositary Trust Agreement filed with the Commission as Exhibit 4.1 to the Registration Statement filed with the Commission on June 21, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 21, 2021

iShares® Gold Trust Micro*

By:	iShares® Delaware Trust Sponsor LLC

By:	/s/ Paul Lohrey
Name:	Paul Lohrey
Title:	Director, President and Chief Executive Officer

By:	/s/ Mary Cronin
Name:	Mary Cronin
Title:	Director and Chief Financial Officer

*

The registrant is a trust. Each of the individuals specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares® Delaware Trust Sponsor LLC, the sponsor of the trust.

[Signature Page to Form 8-A]